Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for September 2008

MESA ROYALTY TRUST

The Bank of New York Mellon Trust Company, N.A., Trustee

NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS September 19, 2008 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of September 2008. Unitholders of record on September 30, 2008 will receive distributions amounting to $1,605,163 or $0.861328190 per unit payable on October 31, 2008. The Trust received $875,571 and $91,292 from the New Mexico and Colorado portions of the San Juan Basin Properties, respectively. Royalty income from the Hugoton Properties totaled $643,121.

Effective July 1, 2008, the name of The Bank of New York Trust Company, N.A. was changed to The Bank of New York Mellon Trust Company, N.A.

Contact:	Mesa Royalty Trust
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

www.businesswire.com/cnn/mtr.htm

919 Congress Avenue, Austin, TX 78701